                                                                   EXHIBIT 10.25

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

     This Intellectual Property Security Agreement (the "Security Agreement") is made and entered into as of this 13th day of August, 1996, by and among PerImmune Holdings, Inc., whose address is 1330 Piccard Drive, Rockville, Maryland 20850-4396 ("Holdings"), PerImmune, Inc. ("PerImmune"), Akzo Nobel Pharma International, B.V., a corporation formed under the laws of the Netherlands ("Pharma"), Organon Teknika Corporation ("OTC" together with Pharma, the "Secured Parties") and Pharma, in its capacity as Collateral Agent hereunder ("Collateral Agent").

                                    RECITAL

     WHEREAS, pursuant to that certain Promissory Note (the "Purchase Price Note") dated as of August 2, 1996, made by Holdings pursuant to Section 2.2 of the Stock Purchase Agreement, dated as of July 1, 1996 (as amended, modified or supplemented from time to time) (the "Stock Purchase Agreement"), Holdings has promised to pay to OTC an amount equal to Nine Million Two Hundred Thirty-four Thousand Nine Hundred Thirty-five Dollars ($9,234,935).

     WHEREAS, pursuant to a certain credit agreement, dated as of August 2, 1996 (as amended, modified or supplemented from time to time) (the "Credit Agreement") between PerImmune and OTC, OTC has agreed to make to or for the account of PerImmune certain loans up to Three Million Six Hundred Thousand Dollars ($3,600,000) as may be increased by One Million Eight Hundred Thousand Dollars ($1,800,000) in accordance with such Credit Agreement, to be evidenced by PerImmune's Secured Promissory Note (the "Secured Note").

     WHEREAS, pursuant to a certain working capital facility, dated as of August 2, 1996 (as amended, modified or supplemented from time to time) (the "Working Capital Facility") between PerImmune and OTC, OTC has agreed to make to or for the account of PerImmune certain loans up to Two Million Eight Hundred Seventy-one Thousand Five Hundred Thirty-two Dollars ($2,871,532) to be evidenced by PerImmune's Working Capital Secured Note (the "Working Capital Note").

     WHEREAS, pursuant to a certain intellectual property agreement by and between Holdings and Pharma dated as of August 2, 1996 (the "Intellectual Property Agreement") whereby, in consideration of the transfer to Holdings of certain patents and patent applications and other intellectual property, Holdings has agreed to make to Pharma certain future payments.

     WHEREAS, the parties hereto intend that the respective obligations of Holdings under the Purchase Price Note and under the Intellectual Property Agreement, and of PerImmune under the Credit Agreement and the Working Capital Facility shall be secured by a pledge of Holdings' right, title and interest in the Collateral (as defined herein).

     WHEREAS, the parties hereto intend that Pharma act as Collateral Agent for the equal and ratable benefit of the Secured Parties.

                                   AGREEMENT

     Now therefore, in consideration of the above recitals and the agreement hereinafter set forth, the parties hereto agree as follows:

     1. Creation of Security Interest. In order to secure the payment and performances of all Obligations, Holdings hereby grants to the Collateral Agent, for the equal and ratable benefit of the Secured Parties, a security interest in all of Holdings' right, title and interest in and to the collateral described in Section 2 below (the "Collateral") in order to secure the payment and performance of the respective obligations of PerImmune and Holdings to Secured Parties described in Section 3 below.

     2.   Collateral.

               (a) The Collateral under this Security Agreement shall mean (i) those certain patents and patent applications set forth in Schedule A attached hereto (including, without limitation, all divisions, continuations, continuations-in-part, reissues, renewals or extensions thereof) (the "Patents") and (ii) those certain trademarks set forth on Schedule B attached hereto (including all goodwill of Holdings' business connected with the use of, and symbolized by, any and all such trademarks) (the "Trademarks").

               (b) If, before the termination of this Agreement, Holdings shall become entitled to the benefit of any patent or patent application for any division, continuation, continuation-in-part, reissues, renewal or extension of a Patent, the provisions of Section 1 shall automatically apply thereto and Holdings shall give to the Collateral Agent prompt notice thereof in writing. Holdings authorizes the Collateral Agent to modify this Agreement by amending Schedule A to reflect the addition of such patents or patent applications.

     3. Secured Obligations of Debtor. The Collateral secures and shall hereafter secure (i) the payment by PerImmune to OTC of all indebtedness now or hereafter owed to OTC by PerImmune under the Credit Facility, the Secured Note, the Working Capital Facility, the Working Capital Note and this Security Agreement together with any interest thereon and extensions, modifications and renewals thereof, and (ii) the payment of Holdings (a) to OTC of all indebtedness owed to OTC under the Purchase Price Note, and (b) to Pharma of all amounts due pursuant to Section 2.2(a)(i) and Section 2.2(b) of the Intellectual Property Agreement prior to the termination of this Agreement and
(iii) performance by Holdings of all other obligations and the discharge of all other liabilities to Secured Parties of every kind and character, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, joint, several and joint and several, created under this Security Agreement (together, the "Obligations"). All payments and performance shall be in accordance with the terms under which said indebtedness, obligations and liabilities were or are hereafter incurred or created.

          4. The Collateral Agent. Pharma is hereby appointed as the Collateral Agent to serve in such capacity until a successor is duly appointed. The Collateral Agent hereby accepts such appointment and acknowledges that it is acting in such capacity for the benefit of the Secured Parties.

          5. Restrictions on Future Agreements. Holdings agrees that, except as set forth in Section 8 hereof, until the Obligations shall have been satisfied in full and this Agreement shall have been terminated, Holdings will not, without the Collateral Agent's prior written consent, (a) enter into any agreement that is inconsistent with Holdings' obligations under this Agreement or (b) sell, pledge, license or assign its interest in any of the Collateral.

          6.   Defaults and Remedies

          Holdings shall be in default under this Agreement upon the happening of any of the following events:

               (a) PerImmune fails to pay or perform any of the obligations owed to OTC in accordance with the terms upon which such obligations were incurred or created under the Secured Note or the Working Capital Note and such failure continues thereafter for a period of thirty (30) days after such sum becomes due and owing.

               (b) Holdings fails to pay or perform any of the obligations owed to OTC under the Purchase Price Note or to Pharma under Section 2.2(a)(i) and Section 2.2(b) of the Intellectual Property Agreement in accordance with the respective terms upon which such obligation was incurred or created and such failure continues thereafter, in the case of the Purchase Price Note, for a period of thirty (30) days after such sum becomes due and owing, and in the case of payments under Section 2.2(a)(i) and Section 2.2(b) of the Intellectual Property Agreement, for a period of thirty (30) days after written notice to Holdings that such sums are due and owing.

               (c) All or any portion of the Collateral is seized or levied by writ of attachment, garnishment, execution or otherwise and such seizure or levy is not released within fifteen (15) days thereof.

               (d) PerImmune executes a general assignment for the benefit of its credits, ceases to conduct its business in the ordinary course as it is now conducted, convenes any meeting of its creditors, becomes insolvent, admits in writing its insolvency or inability to pay its debts, or is unable to pay or is generally not paying its debts as they become due.

               (e) Holdings executes a general assignment for the benefit of its creditors, ceases to conduct its business in the ordinary course as it is now conducted, convenes any meeting of its creditors, becomes insolvent, admits in writing its insolvency or inability to pay its debts, or is unable to pay or is generally not paying its debts as they become due.

          (f) A receiver, trustee, custodian or agent is appointed to take possession of all or any substantial portion of PerImmune's assets.

          (g) A receiver, trustee, custodian or agent is appointed to take possession of all or any portion of the Collateral or all or any substantial portion of Holdings' assets.

          (h) Any case or proceeding is voluntarily commenced by PerImmune under any provision of the Federal Bankruptcy Code or any other federal or state law relating to debtor rehabilitation, insolvency, bankruptcy, liquidation or reorganization, or any such case or proceeding is involuntarily commenced against PerImmune.

          (i) Any case or proceeding is voluntarily commenced by Holdings under any provision of the Federal Bankruptcy Code or any other federal or state law relating to debtor rehabilitation, insolvency, bankruptcy, liquidation or reorganization, or any such case or proceeding is involuntarily commenced against Holdings.

Upon such default hereunder, Collateral Agent, acting for the benefit of the Secured Parties, shall have the remedies of a secured party under the applicable Uniform Commercial Code and as set forth in Section 10, PerImmune or Holdings, as appropriate, shall reimburse the Collateral Agent for all reasonable costs and reasonable attorney's fees incurred by Collateral Agent in pursuing any remedies, which costs and fees are also Obligations secured hereunder.

          7. Use and Pledge of Pledged Collateral. Unless an event of default shall have occurred, Collateral Agent, on behalf of Secured Parties, shall from time to time execute and deliver, upon written request of Holdings, any and all instruments, certificates or other documents, in the form so requested, necessary or appropriate in the reasonable judgment of Holdings to enable PerImmune to continue to exploit, license, use, enjoy and protect the Collateral throughout the world provided such instrument, certificate or document does not conflict with nor diminish the rights of the Collateral Agent or the Secured Parties hereunder and provided that Holdings gives adequate assurance that the proceeds of the proposed transaction will be applied toward any payment obligations that will be due and owing to Pharma under the Intellectual Property Agreement as a result of such transaction. The parties hereto each acknowledges that this Agreement is intended for the benefit of the Collateral Agent on behalf of the Secured Parties and to grant a security interest in and lien upon the Collateral and that, notwithstanding the provisions of Section 10 hereof, shall not constitute or create a present assignment of the Collateral.

     8. Transfer of Collateral. The parties hereto each recognize and acknowledge the right of Holdings under the Intellectual Property Agreement to transfer and assign to PerImmune all of Holdings' rights, title and interest in the Collateral, and the Collateral Agent and the Secured Parties agree to promptly execute and deliver all further documents and instruments, and to take all further actions that may be necessary or that Holdings or PerImmune may request, in order to reflect or acknowledge such transfer. Upon consummation of the transfer of the Collateral, PerImmune shall be bound by all terms of this Agreement.

     9. Termination of Agreement. This Security Agreement shall terminate upon the earlier of (i) full and final payment and performance of all indebtedness and obligations secured hereunder, and (ii) in the absence of a default hereunder, two (2) years from the date of this Security Agreement (provided that such term shall be extended for the length of any cure period if an event has occurred which would constitute a default if not for the additional time allowed for the cure period). At such time, Collateral Agent shall promptly execute and deliver to Holdings all deeds, assignments and other instruments (including termination statements on Form UCC-3 and documents suitable for recordation in the United States Patent and Trademark Office, the United States Copyright Office or similar domestic or foreign authority) acknowledging the termination of this Agreement and the release of the security interest in the Collateral created hereunder.

     10.  Conditional Assignment.

          10.1 In order to induce the Secured Parties to provide funds and credit as set forth above, Holdings has agreed to make the conditional assignment described in this Section 10 to the Collateral Agent of the Patents and the Trademarks to secure Holdings' and PerImmune's performance of their Obligations pursuant to this Agreement.

          10.2 Holdings hereby conditionally grants, assigns and conveys to the Collateral Agent the entire right, title and interest in and to the Patents and the Trademarks. The parties hereto acknowledge that the conditional assignment pursuant to this Section 10.2 shall have no effect, and the Collateral Agent shall have no ownership interest in the Patents and the Trademarks pursuant to this Section 10.2, unless and until there shall have occurred an event of default under Section 6 above. Upon termination of this Agreement pursuant to
Section 9 above, the conditional assignment pursuant to this Section 10.2 shall be terminated, and thereafter shall not be given any effect. Upon the occurrence of an event of default hereunder, any and all rights, residual, inchoate, by license or of any kind, that Holdings may have in the Patents and the Trademarks shall be deemed assigned to Collateral Agent, which shall then have the entire right, title and interest in and to the Patents and the Trademarks, free of any obligation to Holdings, by effect of this conditional assignment.

          10.3 If, before the Obligations shall have been satisfied in full, Holdings shall become entitled to the benefit of any patent application or patent for any reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent or any improvement on any Patent, the provisions of Section 10.2 shall automatically apply thereto and Holdings shall give to Collateral Agent prompt notice thereof in writing. Holdings authorizes Collateral Agent to modify this Agreement by amending Schedule A to include any such future patents and patent applications.

     11.  Miscellaneous Provisions

          11.1 Notices. Notices, requests and other communications hereunder shall be in writing and may be delivered personally or sent by telegram, telex or first class mail to the parties addressed as follows:

          To PerImmune:

               PerImmune, Inc.
               1330 Piccard Drive
               Rockville, MD 20850-4396
               Attention: Michael G. Hanna, Jr.

          To Holdings:

               PerImmune Holdings, Inc.
               1330 Piccard Drive
               Rockville, MD 20850-4396
               Attention: Michael G. Hanna, Jr.

          To Pharma:

               Akzo Nobel Pharma International, B.V.
               P.O. Box 20 5345 BH
               Oss, The Netherlands
               Attn: General Counsel

          To OTC:

               Organon Teknika Corporation
               100 Akzo Avenue
               Durham, N.C. 27712
               Attn: President

Such notices, requests and other communications sent as provided above shall be effective when received by the addressee thereof, but if sent by registered or certified mail, postage prepaid, shall be effective three (3) business days after being deposited in the United States mail. The parties hereto may change their addresses by giving notice thereof to the other parties hereto in conformity with this section.

          11.2 Headings. All headings have been inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof.

          11.3 Governing Law. This Security Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the laws of the State of Maryland.

          11.4 Binding Agreement. All rights of Secured Parties hereunder shall inure to the benefit of each of its successors and assigns. PerImmune shall not assign any of its interest under this Security Agreement without the prior written consent of Secured Parties.

          11.5 Definitions. All terms not defined herein shall have the meaning set forth in the applicable Uniform Commercial Code, except where the context otherwise requires.

          11.6 Entire Agreement. This Security Agreement, the Credit Agreement, the Working Capital Agreement, the Purchase Price Note, the Secured Note and the Working Capital Note executed in connection herewith, are intended by the parties as a final expression of their agreement and are intended as a complete and exclusive statement of the terms and conditions thereof.

          11.7 Severability. If any provision of this Security Agreement should be found to be invalid or unenforceable, all of the other provisions shall nonetheless remain in full force and effect to the maximum extent permitted by law.

          11.8 Jurisdiction. Pharma (including in its capacity as Collateral Agent) hereby irrevocably submits for the benefit of PerImmune and Holdings to the jurisdiction of the federal district courts located in the State of Maryland in connection with any controversy, suit, action or proceeding which may arise out of or in connection with this Security Agreement and the transactions contemplated hereby. Pharma (including in its capacity as Collateral Agent) hereby irrevocably waives any objection which it might now or hereafter have to the courts referred to in the preceding sentence being nominated as the forum to hear and determine any controversy, suit, action or proceeding which may arise out of or in connection with this Security Agreement and the transactions contemplated hereby, on the basis of improper venue, inconvenient forum or otherwise, and agrees not to claim that any such court is not a convenient or appropriate forum.

          11.9  Agent for Service of Process.

                (a) In connection with this Security Agreement and the transactions contemplated hereby, Pharma (including in its capacity as Collateral Agent) hereby agrees that the process by which any suit, action or proceeding is begun in the federal district courts located in the State of Maryland may be served on it by being delivered to Organon Teknika Corporation, 100 Akzo Avenue, Durham, N.C. 27712, Attn: President, and hereby irrevocably appoints such person as its agent for the service of process in connection therewith. If the appointment of the person mentioned in this Section 11.9 ceases to be effective, Pharma shall immediately appoint a further person to accept service of process on its behalf in Maryland and, failing such appointment within five (5) days after notice thereof to Pharma, Holdings or PerImmune shall be entitled to appoint such a person by notice to Pharma. Pharma (including in its capacity as Collateral Agent) further irrevocably consents to the service of process out of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Pharma, at the address identified for it in Section 11.1, such service to become effective ten (10) days after such mailing. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

                (b) The submission to the jurisdiction of the courts referred to above shall not (and shall not be construed so as to) limit the right of Holdings or PerImmune hereby to take proceedings against Pharma (including in its capacity as Collateral Agent) with respect to this Security Agreement and the transactions contemplated hereby in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

Counterparts. This Security Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first above written.


                                   PerImmune, Inc.


                                   By    [SIG]
                                         ---------------------------
                                   Title
                                         ---------------------------


                                   PerImmune Holdings, Inc.


                                   By    [SIG]
                                         ---------------------------
                                   Title
                                         ---------------------------


                                   Akzo Nobel Pharma International, B.V.


                                   By    [SIG]
                                         ---------------------------
                                   Title
                                         ---------------------------


                                   Organon Teknika Corporation


                                   By    [SIG]
                                         ---------------------------
                                   Title
                                         ---------------------------


                                   Akzo Nobel Pharma International, B.V.
                                   as Collateral Agent


                                         By    [SIG]
                                               ---------------------------
                                         Title
                                               ---------------------------